Exhibit 99.1

Thayer Ventures Acquisition Corporation

Announces Pricing of $150 Million Initial Public Offering

Valencia, CA – December 10, 2020 – Thayer Ventures Acquisition Corporation (the “Company” or “TVAC”), a special purpose acquisition company, today announced the pricing of its initial public offering of 15,000,000 units at a price of $10.00 per unit. The units will be listed on The Nasdaq Capital Market (“Nasdaq”) and will begin trading on December 11, 2020, under the ticker symbol “TVACU”.

Each unit issued in the offering consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units commence separate trading, the shares of Class A common stock and redeemable warrants are expected to be respectively listed on Nasdaq under the symbols “TVAC” and “TVACW”. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The offering is expected to close on December 15, 2020, subject to customary closing conditions.

Stifel, Nicolaus & Company, Incorporated and Oppenheimer & Co. Inc. are acting as joint book-running managers for the offering. The Company has granted the underwriters a 45-day option from the date of the final prospectus to purchase up to an additional 2,250,000 units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to the securities became effective on December 10, 2020. The offering is being made only by means of a prospectus, which forms a part of the registration statement. Copies of the prospectus may be obtained, when available, for free by visiting EDGAR on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov. Alternatively, copies may be obtained, when available, from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate Department, One South Street, 15th Floor, Baltimore, Maryland 21202, email: syndprospectus@stifel.com, or by telephone: (855) 300-7136 and Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, or by email at equityprospectus@opco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Thayer Ventures Acquisition Corporation

Thayer Ventures Acquisition Corporation is a newly formed blank check company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). While the Company may pursue an acquisition opportunity in any industry or sector, it intends to focus on the travel and transportation technology sectors, which align with the background and investing experience of the Company’s management team.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for a Business Combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

TVAC Media Contact:

Michael Frenkel, Thayer Ventures

(201) 317-7035

TVAC@Thayerventures.com

TVAC Investor Relations Contact:

Chris Tyson/Doug Hobbs

SPAC Alpha IR+

(949) 491-8235

TVAC@mzgroup.us